Exhibit 99.1

NRG Yield, Inc. Reports Second Quarter 2014 Financial Results,

Completes First ROFO Acquisition, Closes Green Bond and Equity Offerings, and Raises Quarterly Dividend by 4.3%

Financial Highlights(1)

•                  $109 million of Adjusted EBITDA in the second quarter of 2014

•                  $38 million of Cash Available for Distribution (CAFD) in the second quarter of 2014

•                  $0.35 per share quarterly dividend to Class A common stock ($1.40 per share annualized) paid on June 16, 2014 to shareholders of record as of June 2, 2014

Increasing Dividend

•                  4.3% quarter over quarter increase in dividend payable in third quarter of 2014 for the Company’s Class A common stock to $0.365 per share ($1.46 per share annualized)

•                  Targeting $1.50 per share annualized dividend by the fourth quarter

Closed the Acquisition of NRG Right of First Offer Assets

•                  Completed its announced acquisition of three Right of First Offer (ROFO) assets from NRG Energy, Inc. on June 30, 2014 for total consideration of $357 million, representing a base purchase price of $349 million and $8 million of working capital adjustments, increasing the annual run-rate Adjusted EBITDA and CAFD by approximately $100 million and $30 million, respectively

Completed New Corporate Financings for Pending Alta Wind Acquisition

•                  Closed the issuance of 12,075,000 Class A common shares at $54.00 per share on July 29, 2014

•                  NRG Yield Operating LLC issued $500 million of senior unsecured notes on August 5, 2014

•                  Above offerings resulted in an estimated $188 million in excess cash proceeds (above the amount expected to be required to fund the Alta Wind Acquisition), providing surplus capital to fund future acquisitions

NRG Energy, Inc. Announced Intention to Offer a Second Set of Assets

•                  NRG Energy, Inc. announced its intention to offer a second set of assets later in the third quarter consisting of Walnut Creek, Tapestry and Laredo Ridge totaling approximately $35 million of incremental annual CAFD and $120 million of annual Adjusted EBITDA

Reaffirming 2014 Guidance

•                  Full year guidance of $410 million Adjusted EBITDA and $140 million CAFD

(1) In accordance with GAAP, 2014 and 2013 results restated to include full impact of the assets in the ROFO drop down transaction which closed on June 30, 2014

PRINCETON, NJ; August 7, 2014 — NRG Yield, Inc. (NYSE: NYLD) today reported second quarter 2014 Adjusted EBITDA of $109 million. Net income for the second quarter was $34 million, or $0.26 per diluted Class A common share.

“Through successful dropdowns, direct acquisitions, increased dividends, strong operational performance, and continued close alignment with our parent, NRG, we have fulfilled the promise of our IPO roadshow one year ago,” said NRG Yield’s Chairman and Chief Executive Officer David Crane. “Furthermore, NRG Yield’s strong liquidity position, bolstered by the latest equity offering, provides the flexibility to continue to acquire assets which fit our growth profile.”

Overview of Financial and Operating Results

Note 1: NRG Yield closed on its initial public offering (IPO) on July 22, 2013. Results for periods prior to the IPO are attributable to its predecessor.

Note 2: In accordance with GAAP, 2014 and 2013 results have been restated to include full impact of the assets in the ROFO drop down transaction which closed on June 30, 2014

Table 1: Selected Financial Results

	Three Months Ended		Six Months Ended
(dollars in millions)	6/30/14	6/30/13	6/30/14	6/30/13
Operating Revenue	134	82	274	135
Net Income	34	35	60	46
Adjusted EBITDA	109	65	201	97
Cash Available for Distribution	38	35	43	32

Table 2: Selected Operating Results

	Three Months Ended		Six Months Ended
(MWh and MWht in thousands)	6/30/14	6/30/13	6/30/14	6/30/13
Equivalent Availability Factor (Conventional)	98.1%	98.7%	91.6%	95.9%
Renewable Generation Sold (MWh)	404	312	686	535
Thermal Generation Sold (MWht)(1)	493	401	1,233	907

(1) Also includes Thermal MWh sold

Segment Results

Table 3: Adjusted EBITDA

(dollars in millions)	Three Months Ended		Six Months Ended
Segment	6/30/14	6/30/13	6/30/14	6/30/13
Conventional	57	25	110	34
Renewable	41	32	62	47
Thermal	13	10	33	20
Corporate	(2)	(2)	(4)	(4)
Adjusted EBITDA	109	65	201	97

Table 4: Net Income/(Loss)

(dollars in millions)	Three Months Ended		Six Months Ended
Segment	6/30/14	6/30/13	6/30/14	6/30/13
Conventional	18	16	44	20
Renewable	19	17	14	21
Thermal	6	4	19	9
Corporate	(9)	(2)	(17)	(4)
Net Income	34	35	60	46

NRG Yield reported Net Income of approximately $34 million for the quarter ended June 30, 2014. Adjusted EBITDA was $109 million and CAFD was $38 million. Adjusted EBITDA was higher by $44 million, or 68%, when compared to the same quarter of 2013 as new assets came online during the second and third quarter of 2013.

Operational Performance

For the second quarter of 2014, generation for the Company’s renewable assets was 29% higher than during the same period in 2013, primarily driven by CVSR and Kansas South reaching commercial operations in 2013. Overall reliability improvement was driven by improved year on year performance from the GenConn Middletown and GenConn Devon facilities. Additionally, improved availability and favorable generation for the conventional assets were driven by full quarter operation of Marsh Landing and El Segundo Energy Center in second quarter 2014.

Liquidity and Capital Resources

Table 5: Liquidity

(dollars in millions)	6/30/14	3/31/14(1)	12/31/13
Cash and Cash Equivalents	87	434	59
Restricted Cash	23	33	67
Total Cash	110	467	126
Revolver Availability	450	60	60
Total Liquidity	560	527	186
Excess Cash from Recent Equity and Debt Offerings (2)	188	—	—
Expected LCs to be posted for Alta Wind Assets	(30)	—	—
Pro Forma Liquidity	718	527	186

(1) Includes convertible debt issued in Q1 for purpose of ROFO acquisition (closed in Q2)

(2) Represents excess proceeds from the debt and equity offerings, net of Alta acquisition

Total pro forma liquidity as of June 30, 2014 was $718 million, an increase of $532 million from December 31, 2013.  This reflects an increase in revolver availability of $390 million, the excess cash of $188 million from the recent debt and equity offerings related to the Alta acquisition, partially offset by $30 million of LCs to be posted for Alta Wind Assets, as well as changes in cash driven by the following items:

•                  $602 million of cash outflows, consisting of the following items:

•                  $357 million payment to NRG for purchase of ROFO assets

•                  $105 million payments for cash grant bridge loans

•                  $44 million of dividends and distributions to NRG Yield shareholders and NRG

•                  $43 million for payments for long-term debt

•                  $29 million in capital expenditures

•                  $24 million in dividends and returns of capital

•                  Partially offset by $586 million of cash inflows, consisting of the following items:

•                  $373 million proceeds from the issuance of the convertible notes and project financings, net of debt issuance costs

•                  $137 million of proceeds from renewable energy grants

•                  $73 million of net cash provided by operating activities

•                  $3 million of other cash inflows

Agreement to Purchase Alta Wind facility

On June 3, 2014, NRG Yield entered into an agreement to acquire the Alta Wind facility located in Tehachapi, CA, from Terra-Gen Power LLC for $870 million plus the assumption of $1.6 billion of non-recourse project financings and subject to customary working capital adjustments. The acquisition is expected to close in the third quarter of 2014. The acquisition, which totals 947 megawatts (MW) of operating wind capacity, also includes a portfolio of land leases associated with the Alta Wind facility. NRG Yield plans to fund the purchase price through a combination of the net proceeds of $492 million from the recently issued green unsecured notes and proceeds totaling $442 million from the recently completed common stock offering. The acquisition will increase the annual run-rate EBITDA by approximately $220 million and CAFD by approximately $70 million (before debt service associated with acquisition financing) by 2016.

NRG Yield Operating LLC Issuance of $500 million of “Green” Unsecured Notes

On August 5, 2014, NRG Yield Operating LLC issued $500 million of unsecured notes due 2024 at a coupon rate of 5.375%. The notes are senior unsecured obligations of NRG Yield Operating LLC and are guaranteed by certain of its subsidiaries and its direct parent, NRG Yield LLC. Furthermore, these unsecured notes are pari passu to the company’s corporate credit facility and convertible notes.

Closed on offering of Class A Common Stock

On July 29, 2014, the Company raised $630 million (net of issuance costs) in its latest public offering with the sale of 12,075,000 shares of Class A common stock at a price of $54 per share. Proceeds totaling $442 million from this issuance will be used to fund the acquisition of the Alta Wind facility while the remaining funds will be used for general corporate purposes, including future acquisitions.

Drop-Down of Assets from NRG Energy, Inc.

NRG Energy, Inc. announced intention to offer a second set of assets to NRG Yield, Inc. representing approximately $35 million in annual CAFD and $120 million of annual Adjusted EBITDA. The assets include:

•                  Walnut Creek — 500 MW natural gas facility located in City of Industry, CA

•                  Tapestry — three wind facilities totaling 204 MW; including Buffalo Bear 19 MW in Oklahoma, Taloga 130 MW in Oklahoma, and Pinnacle 55 MW in Pennsylvania

•                  Laredo Ridge — 81 MW wind facility located in Petersburg, NE

Quarterly Dividend

On May 5, 2014, the Company’s Board of Directors declared a quarterly dividend on Class A common stock of $0.35 per share ($1.40 per share annualized) which was paid on June 16, 2014 to shareholders of record as of June 2, 2014.

On July 29, 2014, the Company’s Board of Directors declared a quarterly dividend on Class A common stock of $0.365 per share ($1.46 per share annualized) payable on September 15, 2014 to shareholders of record as of September 2, 2014. This equates to a 4.3% increase over the prior quarter.

Guidance

As initiated last quarter, NRG Yield is providing guidance for the prompt quarter.  For the third quarter of 2014, the Company expects Adjusted EBITDA of $120 million and CAFD of $74 million.

Table 6: Adjusted EBITDA and Cash Available for Distribution Guidance

(dollars in millions)	Third Quarter	2014 Full Year
Adjusted EBITDA	120	410
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(25)	(73)
Cash distributions from unconsolidated affiliates	27	43
Cash interest paid	(30)	(99)
Maintenance capital expenditures	(4)	(17)
Change in other assets	30	(15)
Principal amortization of indebtedness	(44)	(110)
Estimated Cash Available for Distribution	74	140

Earnings Conference Call

On August 7, 2014, NRG Yield will host a conference call at 10:30 am Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG Yield’s website at http://www.nrgyield.com .The webcast will be archived on the site for those unable to listen in real time.

About NRG Yield

NRG Yield owns a diversified portfolio of contracted renewable and conventional generation and thermal infrastructure assets in the U.S., including fossil fuel, solar and wind power generation facilities that provide the capacity to support more than 1.5 million American homes and businesses. Our thermal infrastructure assets provide steam, hot water and/or chilled water, and in some instances electricity, to commercial businesses, universities, hospitals and governmental units in multiple locations. NRG Yield is traded on the New York Stock Exchange under the symbol NYLD. Visit nrgyield.com for more information.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include our Adjusted EBITDA, cash available for distribution, expected earnings, future growth and financial performance, and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG Yield believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulation of markets and of environmental emissions, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify or successfully implement acquisitions, our ability to enter into new contracts as existing contracts expire, our ability to acquire assets from NRG Energy, Inc. or third parties, failure to successfully close the Alta Wind acquisition (including receipt of third-party consents and regulatory approvals), and our ability to maintain and grow our quarterly dividends. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations.

NRG Yield undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Adjusted EBITDA and cash available for distribution are estimates as of today’s date, August 7, 2014, and are based on assumptions believed to be reasonable as of this date. NRG Yield expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause NRG Yield’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG Yield’s future results included in NRG Yield’s filings with the Securities and Exchange Commission at www.sec.gov. In addition, NRG Yield makes available free of charge at www.nrgyield.com, copies of materials it files with, or furnish to, the SEC.

Contacts:

Media:	Investors:

Karen Cleeve	Chad Plotkin

609.524.4608	609.524.4526

Dave Knox	Daniel Keyes
713.537.2130	609.524.4527

NRG YIELD, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In millions, except per share amounts)	2014	2013 (a)	2014	2013 (a)
Operating Revenues
Total operating revenues	$134	$82	$274	$135
Operating Costs and Expenses
Cost of operations	45	32	105	61
Depreciation and amortization	36	10	60	20
General and administrative — affiliate	2	2	4	4
Total operating costs and expenses	83	44	169	85
Operating Income	51	38	105	50
Other Income/(Expense)
Equity in earnings of unconsolidated affiliates	14	2	15	6
Other income, net	—	1	1	1
Interest expense	(29)	(6)	(56)	(11)
Total other expense	(15)	(3)	(40)	(4)
Income Before Income Taxes	36	35	65	46
Income tax expense	2	—	5	—
Net Income	34	35	60	46
Pre-acquisition net income of Acquired ROFO Assets	9	1	17	1
Net Income Excluding Pre-acquisition Net Income of Acquired ROFO Assets	25	34	43	45
Income attributable to NRG (b)	19		33
Net Income Attributable to NRG Yield, Inc.	$6		$10

Basic and Diluted Earnings per Share Attributable to Class A Common Stockholders
Weighted average number of Class A common shares outstanding	23		23
Basic and Diluted Earnings per Class A Common Share	$0.26		$0.42
Dividends per Class A Common Share	$0.35		$0.68

(a) Retrospectively adjusted as discussed in Note 1, Nature of Business.

(b) The calculation of income attributable to NRG excludes pre-acquisition net income of the Acquired ROFO Assets.

NRG YIELD, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013 (a)	2014	2013 (a)
	(In millions)
Net Income	$34	$35	$60	$46
Other Comprehensive (Loss) Income, net of tax
Unrealized (loss) gain on derivatives	(12)	25	(24)	29
Other comprehensive (loss) income	(12)	25	(24)	29
Comprehensive Income	22	60	36	75
Less: Pre-acquisition net income of Acquired ROFO Assets	9	1	17	1
Less: Comprehensive income attributable to NRG	11	59	18	74
Comprehensive Income Attributable to NRG Yield, Inc.	$2	$—	$1	$—

(a) Retrospectively adjusted as discussed in Note 1, Nature of Business.

NRG YIELD, INC.

CONSOLIDATED BALANCE SHEETS

(In millions)	June 30, 2014	December 31, 2013 (a)
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$87	$59
Restricted cash	23	67
Accounts receivable — trade	56	51
Accounts receivable — affiliate	1	5
Inventory	14	15
Derivative instruments	1	1
Notes receivable	6	6
Renewable energy grant receivable	—	147
Deferred income taxes	1	—
Prepayments and other current assets	7	27
Total current assets	196	378
Property, plant and equipment
In service	2,477	2,459
Under construction	11	6
Total property, plant and equipment	2,488	2,465
Less accumulated depreciation	(233)	(174)
Net property, plant and equipment	2,255	2,291
Other Assets
Equity investments in affiliates	253	227
Notes receivable	17	21
Notes receivable — affiliate	—	2
Intangible assets, net of accumulated amortization of $8 and $6	105	103
Derivative instruments	5	20
Deferred income taxes	312	146
Other non-current assets	93	50
Total other assets	785	569
Total Assets	$3,236	$3,238

(a)  Retrospectively adjusted as discussed in Note 1, Nature of Business.

NRG YIELD, INC.

CONSOLIDATED BALANCE SHEETS (Continued)

(In millions, except share information)	June 30, 2014	December 31, 2013 (a)
	(unaudited)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$119	$214
Accounts payable	15	42
Accounts payable — affiliate	50	52
Derivative instruments	30	31
Accrued expenses and other current liabilities	19	30
Total current liabilities	233	369
Other Liabilities
Long-term debt	1,880	1,569
Out-of-market contracts	5	5
Derivative instruments	24	16
Other non-current liabilities	21	27
Total non-current liabilities	1,930	1,617
Total Liabilities	2,163	1,986
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Class A common stock, $0.01 par value; 500,000,000 shares authorized; 22,511,250 shares issued	—	—
Class B common stock, $0.01 par value; 500,000,000 shares authorized; 42,738,750 shares issued	—	—
Additional paid-in capital	815	621
Retained earnings	3	8
Accumulated other comprehensive loss	(9)	—
Noncontrolling interest	264	623
Total Stockholders’ Equity	1,073	1,252
Total Liabilities and Stockholders’ Equity	$3,236	$3,238

(a) Retrospectively adjusted as discussed in Note 1, Nature of Business.

NRG YIELD, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six months ended June 30,
	2014	2013 (a)
	(In millions)
Cash Flows from Operating Activities
Net income	$60	$46
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Distributions and equity in earnings of unconsolidated affiliates	(8)	3
Depreciation and amortization	60	20
Amortization of financing costs and debt discount/premium	5	1
Amortization of intangibles and out-of-market contracts	1	1
Changes in deferred income taxes	5	—
Changes in derivative instruments	—	(10)
Changes in other working capital	(50)	(80)
Net Cash Provided by (Used in) Operating Activities	73	(19)
Cash Flows from Investing Activities
Payment to NRG for Acquired ROFO Assets	(357)	—
Capital expenditures	(29)	(267)
Decrease (increase) in restricted cash	44	(52)
Decrease in notes receivable, including affiliates	5	3
Proceeds from renewable energy grants	137	24
Investments in unconsolidated affiliates	(15)	(19)
Other	11	—
Net Cash Used in Investing Activities	(204)	(311)
Cash Flows from Financing Activities
Capital contributions from NRG	2	150
Dividends and returns of capital to NRG	(24)	(312)
Payment of dividends and distributions	(44)	—
Proceeds from issuance of long-term debt — external	386	519
Payment of debt issuance costs	(13)	(4)
Payment of borrowings from affiliate	—	(2)
Payments for long-term debt — external	(148)	(25)
Net Cash Provided by Financing Activities	159	326
Net Increase in Cash and Cash Equivalents	28	(4)
Cash and Cash Equivalents at Beginning of Period	59	22
Cash and Cash Equivalents at End of Period	$87	$18

(a) Retrospectively adjusted as discussed in Note 1, Nature of Business.

Appendix Table A-1: Second Quarter 2014 Segment Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/ (Loss):

(dollars in millions)	Conventional	Renewable	Thermal	Corporate	Total
Net Income/(Loss)	18	19	6	(9)	34
Plus:
Income Tax	—	—	—	2	2
Interest Expense, net	11	11	2	5	29
Depreciation and Amortization Expense	24	7	5	—	36
Adjustments to reflect Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	4	4	—	—	8

Adjusted EBITDA	57	41	13	(2)	109

Appendix Table A-2: Second Quarter 2013 Segment Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/ (Loss):

(dollars in millions)	Conventional	Renewable	Thermal	Corporate	Total
Net Income/(Loss)	16	17	4	(2)	35
Plus:
Income Tax	—	—	—	—	—
Interest Expense, net	3	1	2	—	6
Depreciation and Amortization Expense	2	5	3	—	10
Adjustments to reflect Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	4	10	—	—	14

Adjusted EBITDA	25	33	9	(2)	65

Appendix Table A-3: YTD June 30, 2014 Segment Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/ (Loss):

(dollars in millions)	Conventional	Renewable	Thermal	Corporate	Total
Net Income/(Loss)	44	14	19	(17)	60
Plus:
Income Tax	—	—	—	5	5
Interest Expense, net	22	22	4	8	56
Depreciation and Amortization Expense	36	15	9	—	60
Adjustments to reflect Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	8	12	—	—	20

Adjusted EBITDA	110	63	32	(4)	201

Appendix Table A-4: YTD June 30, 2013 Segment Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/ (Loss):

(dollars in millions)	Conventional	Renewable	Thermal	Corporate	Total
Net Income/(Loss)	20	21	9	(4)	46
Plus:
Income Tax	—	—	—	—	—
Interest Expense, net	3	4	4	—	11
Depreciation and Amortization Expense	2	11	7	—	20
Adjustments to reflect Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	9	11	—	—	20

Adjusted EBITDA	34	47	20	(4)	97

Appendix A-5: Cash Available for Distribution Reconciliation

The following table summarizes the calculation of Cash Available for Distribution and provides a reconciliation to adjusted EBITDA:

	Three Months Ended		Six Months Ended
(dollars in millions)	6/30/14	6/30/13	6/30/14	6/30/13
Adjusted EBITDA	109	65	201	97
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(21)	(5)	(34)	(17)
Cash distributions from unconsolidated affiliates	3	11	10	11
Cash interest paid	(23)	(17)	(45)	(27)
Maintenance Capital expenditures	(2)	(1)	(5)	(2)
Change in other assets	(19)	(5)	(41)	(5)
Principal amortization of indebtedness	(9)	(13)	(43)	(25)
Cash Available for Distribution	38	35	43	32

Appendix Table A-6: Adjusted EBITDA Guidance Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income:

	For the Twelve Months Ending	For the Three Months Ending
(dollars in millions)	12/31/14	9/30/14
Net Income	135	49
Adjustments to net income to arrive at Adjusted EBITDA:
Depreciation and amortization	93	23
Interest expense, net	106	29
Contract amortization	2	0
Income tax expense	24	6
Adjustment to reflect pro-rata Adjusted EBITDA from unconsolidated affiliates	50	13
Adjusted EBITDA	410	120

Appendix Table A-7: Alta Wind Projected Reg G.

The following table summarizes the calculation of Adjusted EBITDA and CAFD and provides a reconciliation to income before taxes:

(dollars in millions)	FY 2016 Run Rate
Income Before Taxes	35
Adjustments to net income to arrive at Adjusted EBITDA:
Depreciation and amortization	100
Adjustment to reflect reported equity earnings	—
Interest expense, net	85
Adjusted EBITDA	220
Cash Interest Paid	(85)
Working Capital / Other	—
Maintenance capital expenditures	(5)
Principal amortization of indebtness	(60)
Cash Available for Distribution	70

Appendix Table A-8: Adjusted NRG Yield Drop Down Assets Projected Reg G.

The following table summarizes the calculation of Adjusted EBITDA and CAFD and provides a reconciliation to income before taxes:

(dollars in millions)	2014 2H Drop Downs
Income Before Taxes	38
Adjustments to net income to arrive at Adjusted EBITDA:
Depreciation and amortization	45
Adjustment to reflect reported equity earnings	0
Interest expense, net	37
Adjusted EBITDA	120
Cash Interest Paid	(37)
Working Capital / Other	(1)
Maintenance capital expenditures	—
Principal amortization of indebtness	(47)
Cash Available for Distribution	35

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG Yield considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•                  EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•                  EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•                  EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•                  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•                 Other companies in this industry may calculate EBITDA differently than NRG Yield does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG Yield’s business. NRG Yield compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, asset write offs and impairments; and factors which we do not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons NRG Yield considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG Yield may incur expenses similar to the adjustments in this news release.

Cash available for distribution is adjusted EBITDA plus cash dividends from unconsolidated affiliates, less maintenance capital expenditures, pro-rata adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness and changes in others assets. Management believes cash available for distribution is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.